EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑225230 and 333-250083), Form S‑4 (File No. 333‑229510), and Form S-8 (File No. 333‑233864) of Immunic, Inc. of our report dated February 26, 2021, relating to the consolidated financial statements of Immunic, Inc., which appears in this annual report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota
February 26, 2021